SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

Red Carpet Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-52450 (Commission File Number)	01-0670370 (I.R.S. Employer Identification No.)

400 Corporate Pointe, Suite 300, Culver City, California 90230
(Address of principal executive offices) (Zip Code)

(310) 590-4589
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2007, Ursula Sherwood resigned as Treasurer of Red Carpet Entertainment, Inc., a Nevada corporation (“Registrant”). Ms. Sherwood’s resignation was not the result of any disagreement with the policies, practices or procedures of the Registrant.  The board of directors of the Registrant accepted the resignation of Ursula Sherwood and appointed Chris Johnson, President, Secretary and a director of the Registrant, as the Treasurer of the Registrant effective October 2, 2007. Additional information regarding Mr. Johnson’s age, positions with the Registrant, family relationships and business experience was previously reported in “Item 9. Directors, Executive Officers, Promoters and Control Persons and Corporate Governance” of the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Red Carpet Entertainment, Inc.

Date: October 4, 2007	By:	/s/ Chris Johnson
Chris Johnson
President, Secretary, Treasurer and a Director

3